EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

• As required by Section 6.1(c) of the 364 Day Credit Agreement, dated as of March 26, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Motor Credit Corporation, a California corporation, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Leasing GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, Banc of America Securities LLC and Citigroup Global Markets, Inc., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., as Syndication Agent and Swing Line Lender, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and JPMorgan Chase Bank, N.A., as Documentation Agents (the “Agreement”), I, __________________, do hereby certify that I am the chief financial officer of [Toyota Motor Finance (Netherlands) B.V.] [Toyota Motor Credit Corporation] [Toyota Financial Services (UK) PLC] [Toyota Kreditbank GmbH] [Toyota Credit de Puerto Rico Corp.] [Toyota Credit Canada Inc.] [Toyota Leasing GmbH] (the “Company”), and further certify on behalf of the Company that, to the best of my knowledge, no Default (as defined in the Agreement) under the Agreement exists as of the date of this Certificate.

•           Certified this _____ day of ______________, 200_
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                    _________________________________________

                    Name:  ___________________________________

Form of Compliance Certificate

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